CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-228063 and 333-248975) and S-8 (File Nos. 333-218831 and 333-249959) of our report dated December 16, 2020 with respect to the audited consolidated financial statements of CleanSpark, Inc. and its subsidiaries (the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2020.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 16, 2020